Exhibit 99.1
United States Oil Fund, LP
Monthly Account Statement
For the Month Ended September 30, 2009

Statement of Income (Loss)

Income
Realized Trading Gain (Loss)	$(56,357,590)
Unrealized Gain (Loss) on Market Value of Futures	79,462,380
Interest Income	181,326
ETF Transaction Fees	23,000
Total Income (Loss)	$23,309,116

Expenses
Investment Advisory Fee	$790,739
Brokerage Commissions	191,882
Tax Reporting Fees	66,000
NYMEX License Fee	41,172
SEC & FINRA Registration Fees	30,000
Legal Fees	16,586
Audit Fees	13,151
Non-interested Directors' Fees and Expenses	9,645
Prepaid Insurance Fees	9,504
Total Expenses	$1,168,679
Net Gain (Loss)	$22,140,437

Statement of Changes in Net Asset Value

Net Asset Value Beginning of Period 9/1/09	$2,111,472,930
Additions (13,200,000 Units)	458,385,547
Withdrawals (4,700,000 Units)	(166,469,561)
Net Gain (Loss)	22,140,437

Net Asset Value End of Period	$2,425,529,353
Net Asset Value Per Unit (66,800,000 Units)	$36.31

To the Limited Partners of United States Oil Fund, LP:

Pursuant to Rule 4.22(h) under the Commodity Exchange Act, the undersigned represents that, to the best of his knowledge and belief, the information contained in the Account Statement for the month ended September 30, 2009 is accurate and complete.

/s/ Howard Mah

Howard Mah
Chief Financial Officer
United States Commodity Funds LLC, General Partner of United States Oil Fund, LP

United States Commodity Funds LLC
1320 Harbor Bay Parkway
Suite 145
Alameda, CA 94502